                                    EXHIBIT 10.8(iii)

                                AMENDMENT NO. 2
                                     TO THE
                          GEORGIA-PACIFIC CORPORATION
                         1990 LONG-TERM INCENTIVE PLAN

     WHEREAS, the Georgia-Pacific Corporation Long-Term Incentive Plan (the "Plan") was adopted by the Board of Directors (the ``Board'') of Georgia-Pacific Corporation (the "Company") as of March 9, 1990, and was approved by the shareholders of the Company on May 7, 1990;

     WHEREAS, Section 5.1 of the Plan authorizes the Board to amend the Plan in any respect with certain limitations not here pertinent; and

     WHEREAS, the Board desires to amend the Plan to authorize special vesting in connection with voluntary early retirement incentive plans or programs which may from time to time be offered to certain groups of employees of the Company;

     NOW, THEREFORE, the Board hereby amends the Plan as follows:

     1. Section 3.5(a)(i) is amended by deleting the present provision in its entirety and by substituting the following provision in lieu thereof:

          "(i) The date the Participant terminates employment with the Company and its Subsidiaries after attaining age sixty-five (65), for Good Reason or as a voluntary retirement pursuant to his/her election under a voluntary early retirement incentive plan or program offered to specified groups of Company employees (provided that, in the case of retirement under a voluntary early retirement incentive plan or program, the Participant meets and/or has complied with all eligibility requirements of such plan or program including, without limitation, the execution of any release of liability which may be required under the plan or program);"

     2. This amendment shall be effective from and after May 7, 1996. In particular, but without limitation, it shall apply to terminations of employment pursuant to any voluntary early retirement incentive plan or program announced by the Company on or after May 7, 1996, and, to the extent provided in any such plan or program, shall be retroactively applicable to any Participant who terminated employment before May 7, 1996, but who under any such plan or program is nonetheless given the opportunity to elect retirement under the plan or program (and does, in fact, so elect) and who in connection with his/her prior termination neither was otherwise specially vested under Section 3.5(a)(i) of the Plan as then in effect nor received a cash payment equivalent to his/her Plan benefits. Except as hereinabove and heretofore amended and modified, the Plan, as originally adopted on March 9, 1990, shall remain in full force and effect.